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                                                                    EXHIBIT 99.4

     The shares represented by this proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" Proposal 1.

                                                 I PLAN TO ATTEND
                                                     MEETING
                                                       [_]

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The Board of Directors Recommends a vote "FOR" Proposal 1.
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1.        Approval of the Agreement and Plan of Merger and Reorganization dated as of November 21, 1999, as amended by Amendment No. 1 thereto dated as of January 6, 2000, among Digital Insight Corporation, Black Transitory Corporation and nFront, Inc., and the merger, which will cause nFront, Inc. to become a wholly owned subsidiary of Digital Insight Corporation:

                                  [_]         [_]            [_]
                                  For       Against        Abstain

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2.        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.
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                                            PLEASE MARK YOUR CHOICE LIKE THIS X
                                            IN BLUE OR BLACK INK.

                                            Date
                                            ____________________________________

                                            Signature
                                            ____________________________________

                                            Signature if held jointly
                                            ____________________________________
                                            Please mark, date and sign as your
                                            name appears above and return in the
                                            enclosed envelope.

_______________________________________________________________________________



                                 nFront, Inc.
                           520 Guthridge Court, N.W.
                                   Suite 100
                           Norcross, Georgia  30092

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Brady L. "Tripp" Rackley III and Robert L. Campbell and each of them, with full power of substitution, as Proxy, to represent the undersigned at the special meeting of shareholders of nFront, Inc. to be held on February 10, 2000 at the Norcross Marriott Hotel, 475 Technology Parkway, Norcross, Georgia 30092, or any adjournment thereof, and to vote all the shares of Common Stock of nFront, Inc. which the undersigned would be entitled to vote if then and there personally present, as designated on the reverse side hereof and in their discretion as to other matters.

     Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                               (Please date and sign on reverse)
                                                     (Continued on reverse side)